UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 17, 2025
Date of Report (date of earliest event reported)

OpGen, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37367	06-1614015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

23219 Stringtown Road, Suite 300
Clarksburg, MD 20871
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2025, OpGen, Inc. (the “Company”) received notice from Christian-Laurent Benoit Bonte that he will be stepping down as a director, effective on July 17, 2025. Mr. Bonte’s resignation was not the result of any disagreement with management or the Company on any matter relating to the Company’s operations, policies or practices. The Company extends its gratitude to Mr. Bonte for his many contributions.

In connection with his departure from the Board, the Company further announces that Mr. Bonte has been appointed as the Head of the Digital Investment Banking Arm of CapForce International Holdings Ltd. (“CapForce”), a limited liability company incorporated in Malaysia and wholly owned subsidiary of the Company, effective July 1, 2025. In his new executive capacity, Mr. Bonte, age 48, will leverage his rich investment banking experience in Paris, Hong Kong and Singapore with broad in-depth Hong Kong and U.S. capital market exposure. Mr. Bonte’s experience includes his roles as the Executive Director at Meyzer Capital Management Pte Ltd, a management consulting and alternative investments platform, as the Founder and the Managing Director of Far Cap Pte Ltd, a corporate finance and technology investment firm, and as the Managing Director of ARC Capital Ltd, an investment bank with a presence in Asia and the United States.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 22, 2025	OpGen, Inc.

	By:	/s/ John Tan Honjian
		Name:	John Tan Honjian
		Title:	Chairman and Chief Executive Officer

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